UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011
LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (903) 832-0993
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On May 3, 2011, AxoGen Corporation (“AxoGen”), which is a privately held company that develops and markets products for the repair and protection of peripheral nerves in the human body, issued a Subordinated Secured Convertible Promissory Note in the principal amount of $500,000, (the “Note”) to LecTec Corporation (the“Company”). On May 5, 2011, the Company issued a press release announcing AxoGen’s issuance of the Note to the Company. The Note bears interest at an annual rate of 8%, has a maturity date of June 30, 2013 and is secured by a pledge of all of the assets of AxoGen, which pledge is subordinated to a prior security interest in all of AxoGen’s assets held by AxoGen’s senior lenders. There is no penalty for AxoGen’s prepayment of the Note. At any time prior to the Note being paid in full and the closing of a business combination transaction between the Company and AxoGen, the Company can convert all principal and accrued interest into shares of AxoGen’s common stock at a conversion price based on a set valuation of AxoGen. Events of default under the Note include, without limitation, any failure by AxoGen to pay amounts to the Company when due under the Note, the bankruptcy or insolvency of AxoGen, a change of control of AxoGen and any default by AxoGen under any other indebtedness for borrowed money. In the event of a default by AxoGen under the Note, the Company can declare the unpaid balance of the Note, plus accrued and unpaid interest thereon, immediately due and payable. The Note documents allow for additional persons to loan funds to AxoGen on the same terms as, and on a pari passu basis with, the Company, but no additional lenders have done so as of the date of this Current Report.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference. The Note and related Security Agreement, dated May 3, 2011, made and given by Axogen to the Company will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.
The Company is in discussions with AxoGen concerning a possible business combination transaction. The potential terms of any such transaction have not been disclosed and any such transaction remains subject to the negotiation and execution of definitive documents with respect to the transaction. There can be no assurance that any business combination transaction will be entered into by the Company and AxoGen.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	LecTec Corporation Press Release, dated May 5, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION
By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Executive Officer and Chief Financial Officer
Date: May 6, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	LecTec Corporation Press Release, dated May 5, 2011.